EXHIBIT 10.66
INTER-TEL, INCORPORATED
1997 LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE NOTICE OF GRANT & AGREEMENT
     Unless otherwise defined herein, the terms defined in the 1997 Long-Term Incentive Plan (“Plan”) will have the same defined meanings in this Performance Share Notice of Grant & Agreement (the “Agreement”).
I. Performance Share Notice of Grant
Name:
Address:
          The undersigned Participant (as defined below) has been awarded Performance Shares, subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant

Total Number of Shares

II. Performance Share Agreement
     1. Award of Stock. The Company hereby awards to the individual named in the Performance Share Notice of Grant (the “Participant”) that number of Performance Shares set forth in the Performance Share Notice of Grant, subject to the terms and conditions of the Plan, which are incorporated herein by reference.
     2. Company’s Obligation. Each Performance Share represents the right to receive a Share on the vesting date. Unless and until the Performance Shares vest, the Employee will have no right to receive Shares under such Performance Shares. Prior to actual distribution of Shares pursuant to any vested Performance Shares, such Performance Shares will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
     3. Vesting Schedule. Subject to 100% accelerated vesting upon a Change of Control as specified in the Plan and accelerated vesting as otherwise specified in the Plan, or other applicable agreement, the Performance Shares shall vest as follows:
          (a) 50% of the Performance Shares awarded pursuant to this Agreement shall vest on April 27, 2008, so long as the Company meets or exceeds specific earnings per share targets (excluding the impact on EPS of all costs associated with FAS 123R) for the Company’s fiscal year ending December 31, 2007, and so long as the Participant has remained an Employee through April 27, 2008. In the event that the Company reports earnings of less than the specific earnings per share targets for the Company fiscal year ending December 31, 2007, 50% of the Performance Shares awarded pursuant to this Agreement shall immediately be forfeited.
          (b) 50% of the Performance Shares awarded pursuant to this Agreement shall vest on April 27, 2009, so long as the Company meets or exceeds specific earnings per share targets (excluding the impact on EPS of all costs associated with FAS 123R) for the Company’s fiscal year ending December 31, 2008, and so long as the Participant has remained an Employee through April 27, 2009. In the event that the Company reports earnings of less than the specific earnings per share targets for the Company fiscal year ending December 31, 2008, 50% of the Performance Shares awarded pursuant to this Agreement shall immediately be forfeited.
     4. Forfeiture upon Termination as Employee. Except as provided for in the Plan, this agreement, Notice of Grant, or other applicable agreements, if the Participant terminates as an Employee for any or no reason prior to vesting, the unvested Performance Shares awarded by this Agreement will thereupon be forfeited at no cost to the Company.
     5. Payment after Vesting. Any Performance Shares that vest in accordance with paragraph 3 will be remitted to the Employee (or in the event of the Employee’s death, to his or her estate) in Shares.
     6. Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the shares of Performance Shares shall be delivered to Participant, unless and until satisfactory arrangements (as determined by the Committee) will have been made by the Participant with respect to the payment of income and employment taxes which the Company determines must be withheld with respect to such Performance Shares. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to satisfy such tax withholding obligation, in whole or in part by one or more of the following: (a) paying cash (or by check), (b) electing to have the Company withhold otherwise deliverable Performance Shares having a Fair Market Value equal to the minimum amount statutorily required to be withheld, or (c) selling a sufficient number of such Performance Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount statutorily required to be withheld.
     7. Tax Consequences. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. Participant understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the Fair Market Value of the Shares of Performance Shares as of the vesting date.

PARTICIPANT ACKNOWLEDGES THAT THE ABOVE SUMMARY IS NECESSARILY INCOMPLETE, AND THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.
     8. Payments after Death. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
     9. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or Employee’s broker.
     10. No Effect on Employment. The Employee’s employment with the Company is on an at-will basis only. Accordingly, the terms of the Employee’s employment with the Company will be determined from time to time by the Company employing the Employee, and the Company will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause or notice, except as provided in other applicable agreements.
     11. Grant is Not Transferable. Except to the limited extent provided in this Agreement or as otherwise provided in the Plan, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
     12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     13. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Employee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

     14. Plan Governs. This Agreement and the Notice of Grant are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Plan, the provisions of the Plan will govern.
     15. Committee Authority. The Committee, or the Committee’s designee(s) (“Committee”), will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Shares have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Employee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
     16. General Provisions.
               (a) This Agreement will be governed by the laws of Arizona. This Agreement, subject to the terms and conditions of the Plan, represents the entire agreement between the parties with respect to the award of Performance Shares to the Participant.
               (b) Any notice, demand or request required or permitted to be given by either the Company or the Participant pursuant to the terms of this Agreement will be in writing and will be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.
               (c) Either party’s failure to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.
               (d) The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.
               (e) Participant acknowledges and agrees that the vesting of Performance Shares pursuant to Section 3 hereof is earned only by continuing as an employee of the Company at the will of the Company (and not through the act of being hired or being awarded Shares of Performance Shares hereunder), or as otherwise provided in the Plan or other applicable agreements. Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee for the vesting period, for any period, or at all, and will not interfere with the Participant’s right or the Company’s right to terminate the Participant’s relationship as an employee at any time, with or without cause or notice.

     By Participant’s signature below, Participant represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

PARTICIPANT	INTER-TEL (DELAWARE), INCORPORATED

By:

Signature

Title:

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